As filed with the Securities and Exchange Commission on March 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AEGLEA BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4312787
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

(512) 942-2935

(Address of Principal Executive Offices)  (Zip Code)

2016 Equity Incentive Plan

(Full Title of the Plans)

David G. Lowe, Ph.D.

Chief Executive Officer

Aeglea BioTherapeutics, Inc.

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

(Name and Address of Agent for Service)

(512) 942-2935

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

555 California Street

San Francisco, CA 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	537,233 (2)	$7.33 (3)	$3,937,918	$457

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2016 Equity Incentive Plan (the “2016 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Shares to be registered and available for grant under the 2016 EIP resulting from the annual 4% increase in the number of authorized shares available for issuance under the 2016 EIP.
(3)

Estimated in accordance with Rules 457(h) solely for the purpose of calculating the registration fee.  The proposed maximum offering price per share of $7.33 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The NASDAQ Global Select Market on March 16, 2017.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of the earlier registration statement on Form S-8 (registration number 333-210633) filed by Aeglea BioTherapeutics, Inc.

PART II

Information Required in the Registration Statement

Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Commission on March 23, 2017 pursuant to Section 13 of the Exchange Act;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001- 37722) filed on March 28, 2016 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-3 of this Registration Statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on this 23rd day of March, 2017.

AEGLEA BIOTHERAPEUTICS, INC.

By:	/s/ David G. Lowe, Ph.D.
David G. Lowe, Ph.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David G. Lowe and Charles N. York II, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David G. Lowe, Ph.D.	President, Chief Executive Officer and Director	March 23, 2017
David G. Lowe, Ph.D.	(Principal Executive Officer)

/s/ Charles N. York II	Chief Financial Officer and Vice President	March 23, 2017
Charles N. York II	(Principal Accounting Officer and Principal Financial Officer)

/s/ Suzanne Bruhn, Ph.D.	Director	March 23, 2017
Suzanne Bruhn, Ph.D.

/s/ Russell J. Cox	Director	March 23, 2017
Russell J. Cox

/s/ George Georgiou, Ph.D.	Director	March 23, 2017
George Georgiou, Ph.D.

/s/ Sandesh Mahatme, LLM	Director	March 23, 2017
Sandesh Mahatme, LLM

/s/ Anthony G. Quinn, M.B Ch.B, Ph.D.	Director	March 23, 2017
Anthony G. Quinn, M.B Ch.B, Ph.D.

/s/ Armen Shanafelt, Ph.D.	Director	March 23, 2017
Armen Shanafelt, Ph.D.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X